The Cincinnati Insurance Company n The Cincinnati Indemnity Company

The Cincinnati Casualty Company n The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company n CFC Investment Company n CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Announces Preliminary First-Quarter Combined Ratio and Posts Its Portfolio Listing as of March 31, 2012

Cincinnati, April 13, 2012 – Cincinnati Financial Corporation (Nasdaq: CINF) today estimated its first-quarter 2012 property casualty combined ratio will be in the range of 98 percent to 101 percent, with improved core underwriting results offsetting significant storm-related losses. Property casualty underwriting results affect consolidated net income, which also includes contributions from investment operations and life insurance operations.

The Cincinnati Insurance Companies’ property casualty group expects the quarter’s results to include pretax catastrophe losses of approximately $85 million to $95 million, with slightly more than half of that total from its personal lines insurance segment. The estimated impact of those losses on the first-quarter 2012 combined ratio would be approximately 10.5 to 11.5 percentage points, based on estimated property casualty earned premiums. That impact is higher than the company’s historical 10-year average of 3.0 percentage points for the first quarter and 5.4 points on a full-year basis. Substantially all of the 2012 first-quarter catastrophe losses were from two storms causing significant damage in the Midwest and Southeast in late February and early March.

Steven J. Johnston, president and chief executive officer, commented, “Before the effects of catastrophes, our combined ratio continued the favorable trend of fourth-quarter 2011, reflecting our improved pricing precision and successful initiatives to contain loss costs, as well as improving market conditions. Healthy new business and renewal price increases contributed to first-quarter net written premium growth of approximately 8 percent.

“The capital strength and liquidity of Cincinnati Insurance continue to benefit our policyholders and independent agents, giving us exceptional ability to grow our business while absorbing storm losses and responding to all claims with high quality service. In the newer states we have entered to improve our geographical diversification, including Texas, we have experienced no significant 2012 catastrophes losses.”

Investment Portfolio Listing as of March 31, 2012

The company today posted a preliminary listing of its fixed-maturity and equity portfolio as of March 31, 2012, on its website at www.cinfin.com/investors. The consolidated portfolio listing with market values and amortized cost is available in PDF format and in a spreadsheet format with details of securities ownership by the parent and each subsidiary company.

Johnston concluded, “While we typically provide this information when we announce our final quarterly earnings, we believe our announcement of portfolio details along with first-quarter combined ratio estimate will be helpful to investors. We continue to invest in a manner that seeks to balance current income and the potential for long-term appreciation.”

Cincinnati Financial plans to report final results for the first quarter on Thursday, April 26, 2012, after the close of regular trading on the Nasdaq Stock Market. A conference call to discuss the results will be held at 11 a.m. ET on Friday, April 27, 2012, with a live, audio-only Internet broadcast available at www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2011 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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